SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2014

SYNALLOY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	775 Spartan Blvd, Suite 102, PO Box 5627, Spartanburg, SC	29304
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

Inapplicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
On April 29, 2014, the Company announced the planned closure of the Bristol Fabrication unit of Synalloy Fabrication, LLC ("Bristol Fab"). Bristol Fab incurred losses totaling $5,200,000 during the three year period 2011 through 2013. The collective bargaining agreement with the United Association of Journeyman and Apprentices of the Plumbing and Pipe Fitting Industry of the United States and Canada Local Union No. 538 (the "Union) expired in February 2014. The Company could not reach an agreement with the Union to reduce Bristol Fab's overall cost structure and return the unit to profitable levels. Currently, the Company is obligated to pay a withdrawal liability to the Union's pension fund of approximately $1,900,000. Additional costs associated with this closure cannot be determined at this time. The Company delivered WARN Notices to employees, union representatives and local elected officials on April 28, 2014. The closure of Bristol Fab is currently scheduled for June 27, 2014. This planned closure will not affect Ram-Fab, LLC, the Company's fabrication business located in Crossett, Arkansas, or any of the Company's other operating units.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Description of Exhibit
99	Synalloy Corporation Press Release dated April 29, 2014.
The press release is attached as Exhibit 99 to this Form 8-K and is furnished to, but not filed with, the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ RICHARD D. SIERADZKI
Richard D. Sieradzki
Chief Financial Officer and Principal Accounting Officer

Dated: April 29, 2014

Exhibit Number	Name
99	Press Release of Synalloy Corporation dated April 29, 2014